Press Release

October 18, 2007

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES QUARTERLY CASH DIVIDEND AND RESULTS FOR 3RD QUARTER AND FIRST NINE MONTHS OF 2007

West Des Moines, IA – West Bancorporation, Inc. (WTBA) (the “Company”), parent company of West Bank and WB Capital Management Inc., reports net income of $4,947,000, or $0.28 per share, for the third quarter of 2007, compared to $4,977,000 or $0.28 per share for the third quarter of 2006. The annualized returns on average equity and average assets were 16.76 percent and 1.51 percent, respectively. For the third quarter of 2006, the annualized returns on average equity and average assets were 18.30 percent and 1.50 percent, respectively.

For the first nine months of 2007, net income was $14,518,000, or $0.83 per share, up from $14,404,000 or $0.82 per share for the first nine months of 2006. The annualized returns on average equity and average assets were 16.81 percent and 1.48 percent, respectively. For the first nine months of 2006, the annualized returns on average equity and average assets were 18.16 percent and 1.48 percent, respectively.

During the third quarter, loans grew by $6.1 million to $943.4 million. West Bank has new loans in process which should result in similar loan growth in the fourth quarter. A year ago, loans totaled $911.9 million.

Loan quality remains good. At September 30, 2007, non-accrual loans totaled $880,000, loans past due 90 days or more and still accruing interest were $93,000, and other real estate owned was $325,000. These three items represent non-performing assets of $1,298,000. During the third quarter, total non-performing assets increased $508,000. Non-accrual loans increased by $275,000, which was attributable to one commercial loan. Other real estate owned increased $171,000, which was the result of foreclosing on two single family homes. A year ago, non-performing assets totaled $6,281,000. The allowance for loan losses as a percent of total loans was 0.94 percent as of September 30, 2007, compared to 0.90 percent a year earlier. Non-performing assets as a percentage of loans at September 30, 2007, were 0.14 percent, compared to 0.69 percent a year ago.

There has been a significant amount of publicity in the national media regarding sub-prime single family mortgages and increases in foreclosure rates. West Bank has not and does not originate sub-prime single family mortgages. In addition, West Bank does not directly invest in sub-prime mortgages in its investment portfolio and the amount, if any, of sub-prime mortgages securing mortgage backed securities owned by the bank is not a material amount of its investment portfolio. While the foreclosure rate in Iowa has been increasing, the Company does not expect this to have a material impact on its operations. For several years, the majority of mortgage loans originated by West Bank have been sold in the secondary market and not retained on the Company’s books. West Bank has owned a portfolio of single family loans for several years that may from time to time result in foreclosures, but the number of future foreclosures is not expected to be material.

West Bank does have a significant portion of its loan portfolio in construction and commercial real estate loans. The slowdown in the real estate market has resulted in fewer new loans in these categories. West Bank believes these loans are adequately secured, but it is difficult to predict the consequences from any further downturn in the real estate market.

On October 17, 2007, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.16 per share. The dividend is payable on November 14, 2007, to shareholders of record on October 29, 2007. As of October 17, 2007, there were 17,536,682 shares of common stock outstanding.

The Company will discuss its results for the third quarter and first nine months of 2007 during a conference call scheduled for 2:00 pm Central Time on Thursday, October 18, 2007. The telephone number for the conference call is 877-407-0778. A recording of the call will be available until October 23, 2007, by dialing 877-660-6853, account # 286, conference ID # 226744.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. The Bank has two full-service offices in Iowa City, one full-service office in Coralville, and seven full-service offices in the greater Des Moines area. WB Capital Management Inc., a wholly owned subsidiary of West Bancorporation, Inc., has offices in West Des Moines and Coralville, and provides portfolio management services to individuals, retirement plans, corporations, public funds, mutual funds, foundations, endowments, and high net worth individuals.

The information contained in this Press Release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio, and capital ratio. Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customers’ acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (unaudited)
(in thousands, except per share data)
			September 30,	September 30,
CONSOLIDATED STATEMENTS OF CONDITION			2007	2006
Assets
Cash and due from banks			$28,857	$27,088
Short-term investments			5,957	3,478
Securities			250,436	271,599
Loans			943,393	911,931
Allowance for loan losses			(8,905)	(8,178)

Loans, net			934,488	903,753
Goodwill and other intangible assets			27,275	26,453
Bank-owned life insurance			23,617	22,736
Other assets			26,598	26,512
Total assets			$1,297,228	$1,281,619

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing			$177,991	$196,541
Interest-bearing
Demand			69,365	48,135
Savings			219,742	231,086
Time			391,120	509,849

Total deposits			858,218	985,611
Short-term borrowings			181,746	88,632
Long-term borrowings			123,869	86,884
Other liabilities			13,350	9,486
Stockholders’ equity			120,045	111,006
Total liabilities and stockholders’ equity			$1,297,228	$1,281,619

		PER COMMON SHARE	MARKET INFORMATION (1)
	Net Income	Dividends	High	Low
-
2007
1st quarter	$0.25	$0.160	$18.25	$14.29
2nd quarter	0.29	0.160	16.36	14.17
3rd quarter	0.28	0.160	16.19	14.68
2006
1st quarter	0.26	0.152	18.95	16.67
2nd quarter	0.28	0.152	19.98	15.24
3rd quarter	0.28	0.160	18.10	15.61
4th quarter	0.29	0.160	19.02	16.69
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the NASDAQ Global Market, under the symbol WTBA. The market quotations reported by NASDAQ do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued) (unaudited)
(in thousands, except per share data)
Three months ended			Nine months ended
September 30,			September 30,
CONSOLIDATED STATEMENTS OF OPERATION	2007	2006	2007	2006

Interest income
Loans	$17,730	$17,505	$52,766	$50,004
Securities	2,784	2,963	8,454	8,779
Other	122	288	682	633
Total interest income	20,636	20,756	61,902	59,416

Interest expense
Deposits	7,651	8,953	22,906	23,710
Short-term borrowings	1,741	863	5,267	2,647
Long-term borrowings	1,591	1,218	4,977	3,957
Total interest expense	10,983	11,034	33,150	30,314

Net interest income	9,653	9,722	28,752	29,102
Provision for loan losses	500	450	1,150	1,350
Net interest income after provision for loan losses	9,153	9,272	27,602	27,752

Noninterest income
Service charges on deposit accounts	1,244	1,371	3,583	3,492
Trust services	195	208	564	571
Investment advisory fees	1,968	2,003	5,970	6,364
Increase in cash value of bank-owned life insurance	226	215	661	637
Net realized gains (losses) from sales of securities
held for sale	11	(3)	2	(147)
Other income	405	356	1,174	1,074
Total noninterest income	4,049	4,150	11,954	11,991

Noninterest expense
Salaries and employee benefits	3,354	3,323	10,325	10,490
Occupancy expense	879	826	2,710	2,548
Data processing expense	472	448	1,412	1,433
Other expense	1,431	1,500	4,051	4,120
Total noninterest expense	6,136	6,097	18,498	18,591

Income before income taxes	7,066	7,325	21,058	21,152
Income taxes	2,119	2,348	6,540	6,748
Net income	$4,947	$4,977	$14,518	$14,404

PERFORMANCE HIGHLIGHTS

Return on average equity	16.76%	18.30%	16.81%	18.16%
Return on average assets	1.51%	1.50%	1.48%	1.48%
Net interest margin	3.32%	3.29%	3.30%	3.36%
Efficiency ratio	43.60%	42.60%	44.17%	43.70%